Exhibit 99.1

Citrix Reports Second Quarter 2018 Financial Results

Quarterly revenue of $742 million up 7% year-over-year

Quarterly subscription revenue of $111 million up 49% year-over-year

Quarterly GAAP diluted EPS of $0.73; non-GAAP diluted EPS of $1.28

Quarterly GAAP operating margin of 20 percent; non-GAAP operating margin of 30 percent

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 25, 2018--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2018 ended June 30, 2018.

Financial Results

For the second quarter of fiscal year 2018, Citrix achieved revenue of $742 million, compared to $693 million in the second quarter of fiscal year 2017, representing 7 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal year 2018 was $107 million, or $0.73 per diluted share, compared to $109 million, or $0.70 per diluted share, for the second quarter of fiscal year 2017. Net income for the second quarter of fiscal years 2018 and 2017 includes restructuring charges of $7 million and $2 million, respectively, primarily for facility closing costs.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal year 2018 was $178 million, or $1.28 per diluted share, compared to $158 million, or $1.03 per diluted share for the second quarter of fiscal year 2017. Non-GAAP net income for the second quarter of fiscal years 2018 and 2017 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges and the tax effects related to these items. Non-GAAP net income for the second quarter of fiscal year 2017 also excludes separation costs and the tax effect related to this item. Non-GAAP net income per diluted share for the second quarter of fiscal years 2018 and 2017 reflects the anti-dilutive impact of the company’s convertible note hedges.

“Q2 was yet another strong quarter for Citrix, posting upside to financial expectations and, at the same time, continuing to execute on our operational transformation across the company and in our go-to-market,” said David Henshall, president and CEO. “Our customers and partners are embracing our cloud strategy, which is driving the multi-year plan that we introduced last year and the progress we’ve made so far in 2018.”

Q2 Financial Summary

The results for the second quarter of fiscal year 2018 compared to the second quarter of fiscal year 2017 are as follows:

  Subscription revenue increased 49 percent;
  Product and license revenue increased 1 percent;
  Support and services revenue increased 3 percent; and
  Net revenue increased in the EMEA region by 8 percent; increased in the Americas region by 7 percent; and increased in the APJ region by 7 percent.

During the second quarter of fiscal year 2018(1):

  GAAP gross margin was 85 percent and non-GAAP gross margin was 87 percent;
  GAAP operating margin was 20 percent and non-GAAP operating margin was 30 percent;
  Subscription revenue as a percentage of total revenue was 15%;
  Deferred and unbilled revenue totaled $1.94 billion as of June 30, 2018, compared to $1.77 billion as of March 31, 2018, an increase of 10 percent;
  Cash flow from operations was $170 million; and
  The company repurchased approximately 1.8 million shares during the second quarter.

Financial Outlook for Third Quarter 2018(1)

Citrix management expects to achieve the following results for the third quarter of fiscal year 2018:

  Net revenue is targeted to be in the range of $715 million to $725 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.72 to $0.74.
  Non-GAAP diluted earnings per share is targeted to be in the range of $1.23 to $1.26.

Financial Outlook for Fiscal Year 2018(1)

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2018:

  Net revenue is targeted to be in the range of $2.92 billion to $2.95 billion.
  GAAP diluted earnings per share is targeted to be in the range of $3.40 to $3.49.
  Non-GAAP diluted earnings per share is targeted to be in the range of $5.30 to $5.40.
  In addition, Citrix management is targeting GAAP operating margin to be in the range of 20 percent to 21 percent, and non-GAAP operating margin to be in the range of 30 percent to 31 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

(1) A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.”

Second Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the Company's product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including a subscription model; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; changes to Citrix’s product and service naming and branding; increased competition in markets for Citrix's virtualization and networking products and secure data services and the introduction of new products by competitors or the entry of new competitors into these markets; the concentration of customers in Citrix’s networking business; seasonal fluctuations in the Company's business; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the Company's reliance on the success of those partners for the marketing and distribution of the Company's products; the size, timing and recognition of revenue from significant orders; conversion of unbilled revenue and backlog into future revenue; the recruitment and retention of qualified employees; transitions in key personnel and succession risk; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the impact of U.S. tax reform, including unanticipated transition taxes, changes in valuation of tax assets and liabilities, non-renewal of tax credits or exposure to additional tax liabilities; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, and disruption to our ongoing business and diversion of management's attention from our ongoing business; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Subscription	$110,796	$74,596	$213,954	$143,686
Product and license	192,058	190,376	352,755	361,275
Support and services	439,511	428,255	872,848	850,943
Total net revenues	742,365	693,227	1,439,557	1,355,904
Cost of net revenues:
Cost of subscription, support and services	67,523	64,167	130,908	123,826
Cost of product and license revenues	29,707	32,735	63,579	62,446
Amortization of product related intangible assets	11,519	12,410	22,548	25,498
Total cost of net revenues	108,749	109,312	217,035	211,770
Gross margin	633,616	583,915	1,222,522	1,144,134
Operating expenses:
Research and development	112,943	106,696	211,493	209,365
Sales, marketing and services	286,730	268,300	537,943	515,065
General and administrative	77,340	81,146	141,067	157,655
Amortization of other intangible assets	4,019	3,692	7,685	7,338
Restructuring	7,437	2,140	13,624	10,126
Total operating expenses	488,469	461,974	911,812	899,549
Income from operations	145,147	121,941	310,710	244,585
Interest income	9,402	5,560	18,133	11,172
Interest expense	(20,542)	(12,007)	(40,878)	(23,560)
Other (expense) income, net	(2,537)	(1,141)	(5,549)	2,185
Income from continuing operations before income taxes	131,470	114,353	282,416	234,382
Income tax expense	24,637	5,524	31,324	55,228
Income from continuing operations	106,833	108,829	251,092	179,154
(Loss) from discontinued operations, net of income taxes	—	—	—	(42,704)
Net income	$106,833	$108,829	$251,092	$136,450
Diluted earnings (loss) per share:
Income from continuing operations	$0.73	$0.70	$1.72	$1.14
(Loss) from discontinued operations	—	—	—	(0.27)
Diluted net earnings per share:	$0.73	$0.70	$1.72	$0.87

Weighted average shares outstanding - diluted	145,447	156,036	145,709	157,239

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,021,708	$1,115,130
Short-term investments, available-for-sale	487,367	632,516
Accounts receivable, net	528,386	712,535
Inventories, net	20,282	13,912
Prepaid expenses and other current assets	208,648	147,330
Total current assets	2,266,391	2,621,423
Long-term investments, available-for-sale	825,444	984,328
Property and equipment, net	246,025	252,932
Goodwill	1,662,438	1,614,494
Other intangible assets, net	141,989	141,952
Deferred tax assets, net	119,760	152,362
Other assets	104,015	52,685
Total assets	$5,366,062	$5,820,176

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS' EQUITY
Accounts payable	$86,533	$66,893
Accrued expenses and other current liabilities	277,275	277,679
Income taxes payable	1,261	34,033
Current portion of convertible notes	1,406,157	—
Current portion of deferred revenues	1,243,032	1,308,474
Total current liabilities	3,014,258	1,687,079
Long-term portion of deferred revenues	480,942	555,769
Long-term debt	741,277	2,127,474
Long-term income taxes payable	321,651	335,457
Other liabilities	143,677	121,936
Temporary equity from convertible notes	28,081	—
Stockholders' equity:
Common stock	308	306
Additional paid-in capital	5,116,339	4,883,670
Retained earnings	3,893,354	3,509,484
Accumulated other comprehensive loss	(18,718)	(10,806)
	8,991,283	8,382,654
Less - common stock in treasury, at cost	(8,355,107)	(7,390,193)
Total stockholders' equity	636,176	992,461
Total liabilities, temporary equity and stockholders' equity	$5,366,062	$5,820,176

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Six Months Ended
June 30, 2018
OPERATING ACTIVITIES
Net Income	$251,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	106,266
Stock-based compensation expense	91,567
Deferred income tax expense	5,756
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	6,021
Other non-cash items	5,166
Total adjustments to reconcile net income to net cash provided by operating activities	214,776

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	182,469
Inventories	(6,645)
Prepaid expenses and other current assets	(38,080)
Other assets	1,795
Income taxes, net	(72,405)
Accounts payable	19,851
Accrued expenses and other current liabilities	10,435
Deferred revenues	(41,100)
Other liabilities	5,850
Total changes in operating assets and liabilities, net of the effects of acquisitions	62,170
Net cash provided by operating activities	528,038

INVESTING ACTIVITIES
Purchases of available-for-sale investments	(332,136)
Proceeds from sales of available-for-sale investments	434,901
Proceeds from maturities of available-for-sale investments	196,791
Purchases of property and equipment	(32,929)
Cash paid for acquisitions, net of cash acquired	(65,983)
Cash paid for licensing agreements and technology	(1,217)
Other	3,002
Net cash provided by investing activities	202,429

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	113
Repayment of acquired debt	(5,674)
Stock repurchases, net	(764,978)
Cash paid for tax withholding on vested stock awards	(49,936)
Net cash used in financing activities	(820,475)

Effect of exchange rate changes on cash and cash equivalents	(3,414)

Change in cash and cash equivalents	(93,422)
Cash and cash equivalents at beginning of period	1,115,130
Cash and cash equivalents at end of period	$1,021,708

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs and the related tax effect of those items. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended June 30, 2018
GAAP gross margin	85.4%
Add: stock-based compensation	0.3
Add: amortization of product related intangible assets	1.5
Non-GAAP gross margin	87.2%
Three Months Ended June 30, 2018
GAAP operating margin	19.6%
Add: stock-based compensation	7.5
Add: amortization of product related intangible assets	1.6
Add: amortization of other intangible assets	0.5
Add: restructuring charges	1.0
Non-GAAP operating margin	30.2%
	Three Months Ended June 30,
	2018	2017
GAAP net income	$106,833	$108,829
Add: stock-based compensation	55,844	40,679
Add: amortization of product related intangible assets	11,519	12,410
Add: amortization of other intangible assets	4,019	3,692
Add: amortization of debt discount	8,771	8,472
Add: separation costs	—	216
Add: restructuring charges	7,437	2,140
Less: tax effects related to above items	(16,152)	(18,731)
Non-GAAP net income	$178,271	$157,707
	Three Months Ended June 30,
	2018	2017
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	145,447	156,036
Less: effect of convertible note hedges	(6,023)	(2,644)
Non-GAAP weighted average shares outstanding	139,424	153,392

	Three Months Ended June 30,
	2018	2017
GAAP earnings per share - diluted	$0.73	$0.70
Add: stock-based compensation	0.39	0.27
Add: amortization of product related intangible assets	0.08	0.08
Add: amortization of other intangible assets	0.03	0.03
Add: amortization of debt discount	0.06	0.06
Add: restructuring charges	0.05	0.01
Less: tax effects related to above items	(0.11)	(0.12)
Add: effect of convertible note hedges	0.05	—
Non-GAAP earnings per share - diluted	$1.28	$1.03

Forward Looking Guidance

	For the Three	For the Twelve
	Months Ended	Months Ended
	September 30,	December 31,
	2018	2018
GAAP earnings per share - diluted	$0.72 to $0.74	$3.40 to $3.49
Add: adjustments to exclude the effects of amortization of intangible assets	0.11	0.44
Add: adjustments to exclude the effects of expenses related to stock-based
compensation	0.41	1.50
Add: adjustments to exclude the effects of amortization of debt discount	0.06	0.25
Add: adjustments to exclude the effects of restructuring charges	0.01	0.13
Less: tax effects related to above items	(0.09 to 0.14)	(0.51 to 0.70)
Add: effect of convertible note hedges	0.04	0.19
Non-GAAP earnings per share - diluted	$1.23 to $1.26	$5.30 to $5.40

Note: Non-GAAP diluted earnings per share does not include any additional impacts related to our convertible note warrants or U.S. tax reform, all of which cannot be calculated without unreasonable efforts.

For the Twelve
Months Ended
December 31, 2018
GAAP operating margin	20.1% to 21.1%
Add: stock-based compensation	7.2
Add: amortization of intangible assets	2.1
Add: restructuring charges	0.6
Non-GAAP operating margin	30.0% to 31.0%

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com